SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
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                                                           Use of the Commission
[  ]  Definitive Proxy Statement                           Only (as permitted by
[  ]  Definitive Additional Materials                       Rule 14a-6(e)(2))
[X]   Soliciting Material Under Rule 14a-12


                   Chicago Mercantile Exchange Holdings Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

         The following communication was distributed to owners of shares of Class B-2 common stock of Chicago Mercantile Exchange Holdings Inc. on or about March 21, 2003:


Dear B-2 Shareholder/FCM,

We the undersigned have known and/or served on the Board of Directors of Chicago Mercantile Exchange Inc. with David Wescott and can attest that his dedication and drive are second to none. His willingness to take on every responsibility big or small is the catalyst behind our supporting him in his candidacy for the Board of Directors of Chicago Mercantile Exchange Inc. Please join us in his quest to once again be a part of the leadership of this Exchange


                                                                       BOB PROSI
JOHN GELDERMAN                      DENIS DUFFEY
                                                                       /s/ Bob Prosi
/s/ John Gelderman                  /s/ Denis Duffey                   Board of Director     1988-2001
Chairman of the Board               Board of Director     1985-96
1974,75,89,90
1st Vice Chairman     1972-73
Board of Director     1968-95
                                                                       IRWIN ROSEN
                                    DOUG GERARD
LARRY ROSENBERG                                                        /s/ Irwin Rosen
                                    /s/ Doug Gerard                    Board of Director     1997-2001
/s/ Larry Rosenberg                 Board of Director     1993-94      1991-92
Chairman of the Board  1977-79
1st Vice Chairman     1976,83-88
2nd Vice Chairman      1974-75      DON HUZINGA
Board of Director      1970-93                                          MIKE SAVOCA
Legislative Liaison    1989-90      /s/ Don Huzinga
Senior Policy Advisor    1991       Board of Director     1993-94      /s/ Mike Savoca
                                                                       Board of Director     1984-89

                                    D. ROBERT JORDAN
PATRICK MULCHRONE                                                      ANDY SCHREIBER
                                    /s/ D. Robert Jordan
/s/ Patrick Mulchrone               Board of Director     1988-1995    /s/ Andy Schreiber
Board of Director     1991-96,                                         Board of Director     1985-86
 1998-2001
2nd Vice Chairman     1993-96

                                    TONY MCCORMICK
                                                                       DAVID SILVERMAN
                                    /s/ Tony McCormick
LOU SCHWARTZ                        Board of Director     1995-97      /s/ David Silverman
                                                                       Board of Director     1990-91
/s/ Lou Schwartz                                                       1995-2001
Board of Director     1981-90       MIKE MOSS
2nd Vice Chairman     1983-85
                                    /s/ Mike Moss
                                    Board of Director     1991-92
                                                                       SCOTT SLUTSKY

MIKE DOWD                                                              /s/ Scott Slutsky
                                    NORMA NEWBERGER                    Board of Director     1989-90
/s/ Mike Dowd
Board of Director     1995-98       /s/ Norma Newberger
                                    Board of Director     1988-94

                                                                       TOM STEWART

JIM DUBOIS                          CRAIG NORRIS                       /s/ Tom Stewart
                                                                       Board of Director     1990-93
/s/ Jim Dubois                      /s/ Craig Norris
Board of Director     1992-93       Board of Director        1997


Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 22, 2003. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding letter was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.